                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                    Advanced Technology Laboratories, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[x] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $125.00

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

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Notes:

[LOGO OF ADVANCED TECHNOLOGY LABORATORIES, INC. APPEARS HERE]

Advanced Technology Laboratories, Inc.
22100 Bothell-Everett Highway
P.O. Box 3003
Bothell, WA 98041-3003

April 3, 1995

Dear Shareholder:

  You are cordially invited to attend the 1995 Annual General Meeting of Shareholders of Advanced Technology Laboratories, Inc., at 9:30 a.m. on Wednesday, May 10, 1995, at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101.

  At the Annual General Meeting the shareholders will be asked to elect nine directors, to consider and vote upon a proposal to reincorporate ATL in the state of Washington, to amend the terms of grants of stock options to outside directors under the Nonemployee Director Stock Option Plan, and to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for 1995.

  The Board of Directors unanimously recommends that shareholders vote FOR the election of the nominated directors, FOR the reincorporation proposal, FOR the amendment to the Nonemployee Director Stock Option Plan, and FOR the ratification of the appointment of KPMG Peat Marwick LLP.

  The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

  Whether or not you plan to attend the meeting, we hope you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy. You may, of course, attend the Annual General Meeting and vote in person even if you have previously returned your proxy card.

                                          Sincerely,

                                          /s/ Dennis C. Fill

                                          Dennis C. Fill
                                          Chairman and
                                          Chief Executive Officer


                                   IMPORTANT

   A Proxy Statement and proxy are submitted herewith. All shareholders are urged to complete and mail the proxy promptly. The enclosed envelope for return of the proxy requires no postage. Any shareholder attending the meeting may personally vote on all matters which are considered, in which event the signed proxy is revoked.

                   IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

[LOGO OF ADVANCED TECHNOLOGY LABORATORIES, INC. APPEARS HERE]

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                  MAY 10, 1995

To the Shareholder:

  The Annual General Meeting of Shareholders of Advanced Technology Laboratories, Inc. ("ATL" or the "Company"), will be held at 9:30 a.m. on Wednesday, May 10, 1995, at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101, for the following purposes:

  1. To elect nine Directors to hold office until the next Annual General Meeting of Shareholders and until their respective successors are elected and qualified;

  2. To consider and vote upon a proposal to change the Company's state of incorporation from Delaware to Washington by way of a merger into a to-be-formed wholly-owned Washington subsidiary;

  3. To consider and vote upon a proposal to amend the Nonemployee Director Stock Option Plan to increase the annual option grant of ATL common stock for Nonemployee Directors to 5,000 shares;

  4. To ratify the appointment of KPMG Peat Marwick LLP as its independent auditors for 1995; and

  5. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed March 20, 1995 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual General Meeting or any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

  ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. SHARE-HOLDERS ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY.

                                          By Order of the Board of Directors

                                          /s/ W. Brinton Yorks, Jr.

                                          W. Brinton Yorks, Jr.
                                          Secretary

Bothell, Washington
April 3, 1995

                                PROXY STATEMENT

                     ADVANCED TECHNOLOGY LABORATORIES, INC.
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 10, 1995

GENERAL

  The enclosed proxy is solicited by the Board of Directors of Advanced Technology Laboratories, Inc. ("ATL" or the "Company"), for use at the Annual General Meeting of Shareholders (the "Annual Meeting") to be held at 9:30 a.m. on Wednesday, May 10, 1995, at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington 98101, and at any adjournment thereof.

  The address of the principal executive offices of ATL is 22100 Bothell Everett Highway, P.O. Box 3003, Bothell, WA 98041-3003.

  This Proxy Statement and the accompanying proxy are being mailed to the shareholders of ATL on or about April 3, 1994.

OUTSTANDING SECURITIES AND VOTING RIGHTS

  Only holders of record of ATL's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 20, 1995, will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 13,354,593 shares of Common Stock. Each share of Common Stock is entitled to one vote at the Annual Meeting. The presence in person or by proxy of the holders of record of one-third of the outstanding shares of Common Stock issued and outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

  Under Delaware law and the Company's Certificate of Incorporation, if a quorum is present at the meeting: (i) the nine nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected Directors, (ii) the proposed reincorporation must be approved by a majority of the outstanding shares of the Company entitled to vote thereon, and (iii) each of the other matters listed in the accompanying Notice of Annual General Meeting of Shareholders must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. In the election of Directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

PROXY VOTING

  Shares for which proxies are properly executed and returned will be voted at the meeting in accordance with the directions noted thereon, and in the absence of directions to the contrary, such shares will be voted: "FOR" the election of the nominees for the Board of Directors named in the following pages, "FOR" the change of the Company's state of incorporation from Delaware to Washington, "FOR" the proposal to amend the Nonemployee Director Stock Option Plan (the "NED Plan") and "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for 1995. It is not expected that any matters other than those referred to in the Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the Annual Meeting.

REVOCATION

  Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and electing to vote in person.

PROPOSAL 1: ELECTION OF DIRECTORS

  In accordance with the Bylaws of the Company, the Board of Directors has fixed the number of directors constituting the Board at nine, each to hold office for a term of one year and until his successor shall have been elected and qualified. Kirby L. Cramer, Harvey Feigenbaum, Dennis C. Fill, Eugene A. Larson, John R. Miller, Phillip N. Nudelman, David M. Perozek, Edward Ray and Harry Woolf have been nominated for election to the Board of Directors for 1995. It is intended that votes will be cast pursuant to the accompanying proxy for the election of these nominees, each of whom is at present a Director of the Company, unless contrary instructions are received. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will be unable to serve if elected.

  Biographical information regarding each of the nominees for the Board of Directors is set forth below:

  Kirby L. Cramer. Mr. Cramer (age 58) has served as a Director since February 26, 1993. Mr. Cramer serves as Chairman of the Compensation Committee and is a member of the Audit Committee. Mr. Cramer is the Chairman Emeritus of Hazleton Laboratories Corporation, a contract biological and chemical research laboratory, which was acquired by Corning Incorporated in 1987. He is Chairman of the Board of Northwestern Trust Company and also President of Keystone Capital Company, an investment company. Mr. Cramer received his Bachelor of Arts degree from Northwestern University and Master of Business Administration degree from the University of Washington and is a graduate of the Harvard Business School's Advanced Management Program. In 1988, he received an honorary Doctor of Laws degree from James Madison University. Mr. Cramer is a member of the University of Washington Foundation and also the Advisory Board of the University of Washington Graduate School of Business Administration. He is the past President and Trustee Emeritus of the Darden School Foundation of the University of Virginia. Mr. Cramer is a member of the boards of directors of Northwestern Trust Company, Immunex Corporation, Unilab Corporation, The Commerce Bank of Washington, N.A., Landec Corporation, Unilab Group, Ltd. and Olympic Boat Company.

  Harvey Feigenbaum, M.D. Dr. Feigenbaum (age 61) has served as a Director since January 2, 1987. He is Chairman of the Audit Committee and is a member of ATL's Scientific Advisory Board. Dr. Feigenbaum has been a Distinguished Professor of Medicine at the Indiana University Medical Center since 1980, joining its faculty in 1962. He was elected to Phi Beta Kappa and received a Bachelor's degree summa cum laude from Indiana University in 1955, an M.D. from the Indiana School of Medicine in 1958, and his Cardiovascular Subspecialty, American Board of Internal Medicine in 1969. Dr. Feigenbaum is a fellow of the American College of Physicians, the American College of Cardiology, the Council on Clinical Cardiology of the American Heart Association and the American Institute of Ultrasound in Medicine, as well as a member of the Editorial Boards of the American Heart Journal, the American Journal of Cardiology and the journal Circulation. He is the editor of the Journal of the American Society of Echocardiography. Dr. Feigenbaum is a director of Regentrief Foundation for Delivery of Healthcare and SpaceLabs Medical, Inc.

  Dennis C. Fill. Mr. Fill (age 65) has served as a Director, Chairman of the Board and Chief Executive Officer of ATL and as a member of the Executive Committee of ATL since November 11, 1986. From 1978 through mid-December 1986, he served as a member of the board of directors of Squibb Corporation (the former parent of ATL) and as its President and Chief Operating Officer. Mr. Fill attended Ealing College, the Institute of Export and Borough Polytechnic. He also served in the Royal Air Force. Mr. Fill is a member of the boards of directors of Beckman Instruments, Inc., Morton International, Inc., SpaceLabs Medical, Inc. and Cytran, Inc.

  Eugene A. Larson. Mr. Larson (age 52) has served as a Director and a member of ATL's Scientific Advisory Board since December 22, 1992, as a member of the Executive Committee since May 5, 1993, and is a member of the Audit Committee. Mr. Larson previously served as a Director and President of ATL from June 1988 to January 1990. He has served as a consultant to ATL since January 1993. From January 1991 to December 1992, he served as Executive Vice President of ATL. Mr. Larson also served as a consultant to Westmark and ATL in 1987 and 1990, and as ATL's Vice President, Technology from February 1988 to June 1988. He was Professor of Entrepreneurship and Innovation, Department of Engineering, Pennsylvania State University in 1986 and 1987. Mr. Larson was founder and president of Echo Ultrasound, Inc., a manufacturer of medical ultrasound devices, which was acquired by Johnson & Johnson in 1982. Previously he was founder and President of Aerotech Laboratories, a manufacturer of industrial ultrasound electronics, which was acquired by Smith Kline & French in 1970. He has served as a director of Geisinger Medical Center and president and director of Lewistown Hospital. In 1988, he was awarded the Pioneer in Ultrasound Award by the American Institute of Ultrasound in Medicine.

  John R. Miller. Mr. Miller (age 56) has served as a Director of ATL since July 16, 1993 and is a member of the Compensation Committee. He is currently a senior advisor to Chanen, Painter & Co., Ltd., an investment bank with offices in Seattle, Washington. Mr. Miller is also a Senior Fellow of the Discovery Institute for Public Policy and Chairman of the Cascadia Project in Seattle. From 1985 to 1992, Mr. Miller served as a U.S. Congressman for the First District of Washington State. While a Member of Congress, he served on the Budget Committee and the Foreign Affairs Committee, including the Subcommittee on International Economic Policy and Trade, International Operations. Mr. Miller was a member of Phi Beta Kappa and received his Bachelor of Arts degree from Bucknell University and a Doctor of Laws degree and Master of Economics degree from Yale University Law and Graduate Schools, respectively.

  Phillip M. Nudelman, Ph.D. Dr. Nudelman (age 59) has served as a Director of ATL since October 28, 1994. He has served as Chief Executive Officer and President of Group Health Cooperative of Puget Sound ("Group Health") since February 1991. Dr. Nudelman joined Group Health in 1973 as Director of Professional Services and has held positions of increasing responsibility since then. He received his Bachelor of Science degree in Microbiology, Zoology and Pharmacy from the University of Washington, and holds Master of Business Administration and Doctor of Philosophy degrees in Health Systems Management from Pacific Western University. Dr. Nudelman is a member of the American Hospital Association House of Delegates, Regional Policy Board, and chairs the Governing Council for Health Care Systems. Dr. Nudelman is a member of the boards of directors of Cell Therapeutics, Inc., Cytran, Inc. and SpaceLabs Medical, Inc. He also serves on the boards of directors of American Healthcare Systems, Inc., the Association of Washington Business, and the Foundation for Health Care Quality.

  David M. Perozek. Mr. Perozek (age 52) has been President and Chief Operating Officer of ATL since April 13, 1992. He became a Director of ATL on May 18, 1992. Prior to joining ATL, Mr. Perozek spent 17 years with the Medical Products Group of the Hewlett-Packard Company. From February 1991 to March 1992, he served as a staff general manager of Hewlett-Packard's Medical Products Group. From 1989 to February 1991, he served as general manager of Hewlett-Packard's Apollo Systems division. From 1980 to 1989, Mr. Perozek served as general manager of Hewlett-Packard's ultrasound business. Mr. Perozek received his Bachelor of Science degree in Electrical Engineering from the University of Detroit and both Masters of Science and Electrical Engineering degrees from the Massachusetts Institute of Technology, and has completed the Stanford Executive Management Program at Stanford University. He has served as Chairman of the Ultrasound Section and as a member of the Diagnostic Imaging and Therapy Systems Division of the National Electrical Manufacturers Association (NEMA) and has served as chairman of NEMA's Ultrasound Section and on the board of governors of the American Institute of Ultrasound Medicine.

  Edward Ray. Mr. Ray (age 63) is President and Chief Operating Officer of Interspec, Inc. ("Interspec"), a subsidiary of ATL. He became a Director of ATL on May 16, 1994. Mr. Ray is co-founder of Interspec and served as President and Chief Operating Officer and a Director of Interspec from 1979 until the merger with ATL in 1994. Mr. Ray also served as Chairman of the Board of Interspec from 1989 until the merger.

For the five years prior to founding Interspec, Mr. Ray served as Vice President and General Manager, and later President of Air Shields, Inc., a subsidiary of Vickers plc. Prior to that time Mr. Ray was General Manager of the Oceans Systems Department and Manager of the Space Nuclear Systems Operations of the General Electric Company. Mr. Ray is a director of the Ben Franklin Technology Center of Pennsylvania, of the Council of Growing Companies, and of Robec, Inc.

  Harry Woolf, Ph.D. Dr. Woolf (age 71) has served as a Director and a member of the Compensation Committee of ATL since January 2, 1987. He has also served as Chairman of ATL's Scientific Advisory Board since May 1, 1987. In 1987 Dr. Woolf completed an 11-year appointment as the director of The Institute for Advanced Study, Princeton, New Jersey, and is currently a Professor Emeritus at the Institute. Dr. Woolf received his Bachelor of Science and Master of Arts degrees from the University of Chicago and his Doctor of Philosophy degree from Cornell University. He has also received honorary doctorates from Whitman College, American University, Johns Hopkins University and St. Lawrence University. Dr. Woolf has been honored by election to the Academie Internationale d'Histoire des Sciences, American Philosophical Society, Sigma Xi, Phi Beta Kappa and American Academy of Arts and Sciences. He was a Trustee of the Rockefeller Foundation (1984-1994), and is a Trustee of Reed College. Dr. Woolf is a member of the boards of directors of Alex. Brown Mutual Funds and Merrill Lynch Open-End Investment Funds--Cluster C and SpaceLabs Medical, Inc. He is also a director of the Johns Hopkins Program for International Education on Gynecology and Obstetrics, Inc., and Family Health International.

  During 1995, there were 9 meetings of the ATL Board. All incumbent directors were in attendance at over 75% of such meetings.

DIRECTOR COMPENSATION

  Directors who are employees of ATL do not receive any fee for their services as Directors. Directors who are not employees of ATL are paid an annual retainer of $25,000 and receive an additional fee of $500 for attendance at each meeting of the ATL Board plus $500 for attendance at each meeting of a committee of the ATL Board. A nonemployee Director serving as a committee chairman receives an additional $1,000 per annum.

  As approved by the shareholders on May 5, 1993, Directors who are not employees of ATL are also eligible for a grant of stock options under the NED Plan. Each nonemployee Director automatically receives annually, on the first day of July, an option to purchase 2,000 shares of ATL Common Stock, at an exercise price equal to the fair market value on the date of grant. In 1994, Messrs. Cramer, Feigenbaum, Miller and Woolf were recipients of grants under the NED Plan. Dr. Feigenbaum has made arrangements for any proceeds realized from his ATL stock options to be donated to charity. All nonemployee Directors currently proposed to serve as Directors are eligible for grants in 1995. Subject to shareholder approval of the proposed amendment to the NED Plan, each nonemployee Director will receive an option to purchase 5,000 shares of ATL Common Stock each year. See "PROPOSAL 3--Amendment to Nonemployee Director Stock Option Plan."

  In 1994, Dr. Harvey Feigenbaum received $44,000 for consulting services provided to Nova MicroSonics, a division of ATL located in Allendale, New Jersey and $15,000 as a member of the Scientific Advisory Board.

  In 1994, Mr. Larson received $223,500 for consulting services to the Company and $48,000 for his services as a member of the Scientific Advisory Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In 1994, Dr. Harry Woolf received $60,000 in his capacity as Chairman of the Scientific Advisory Board. Dr. Woolf is a member of the Compensation Committee of the Board.

COMMITTEES OF THE ATL BOARD

  ATL has established standing committees of the ATL Board, including Audit, Compensation and Executive Committees. In addition, Directors serving on the Scientific Advisory Board participate in and direct the setting of ATL's technology strategy. The Board of Directors does not have a standing nominating committee. Each of the committees is responsible to the full ATL Board, and its activities are therefore subject to approval of the ATL Board. The functions performed by these committees can be summarized as follows:

  Audit Committee. The Audit Committee reviews the accounting principles, internal accounting controls, audit plan and financial results of ATL in order to safeguard ATL's assets and to provide for the reliability of its financial records. The members of this Committee are Dr. Feigenbaum (Chairman), Mr. Cramer and Mr. Larson. The Audit Committee met 3 times during 1994. All members were in attendance at all meetings.

  Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other executives of ATL and its subsidiaries. This Committee also administers ATL's various incentive compensation and benefit plans and recommends the establishment of policies relating to incentive compensation and benefit plans. The members of this Committee are Mr. Cramer (Chairman), Mr. Miller and Dr. Woolf. This Committee met 4 times during 1994. All members were in attendance at all meetings.

  Executive Committee. The Executive Committee has authority, subject to limitations prescribed by the ATL Board, to exercise, during the intervals between meetings of the ATL Board, the powers of the full ATL Board, and is also available, on a standby basis, for use in an emergency or when scheduling makes it impractical to bring the full ATL Board together for a meeting. The members of this Committee are Mr. Fill, Dr. Feigenbaum, Mr. Cramer and Mr. Larson. This Committee did not meet during 1994.

  Scientific Advisory Board. The Scientific Advisory Board meets with a group of senior scientists of ATL known as the Senior Technical Staff ("STS") and has the authority to control and direct ATL's technology strategy. Regular meetings of the STS are held weekly, and members of the Scientific Advisory Board attend these meetings as circumstances dictate. The members of the Scientific Advisory Board are Drs. Feigenbaum and Woolf, and Mr. Larson.

SECTION 16 REPORTING

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires ATL's officers and directors and persons who own more than 10% of a registered class of ATL's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commissions (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish ATL with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, ATL believes that during calendar year 1994 all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, with the exception that Donald D. Blem was five days late in filing a Form 4 disclosure of the sale of 2,250 shares of ATL Common Stock for the month of July, 1994.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information as of February 28, 1995 known by the Company with respect to each shareholder to be the beneficial owner of more than five percent of any class of voting securities of the Company, each Director and certain Named Executive Officers as described in the Summary Compensation Table and all Directors and executive officers of the Company as a group. Each of the named persons and members of the group has sole voting and investment power with respect to the shares shown, except as stated below. As of February 28, 1995 there were 13,353,294 shares of Common Stock issued and outstanding.

                         BENEFICIAL OWNERSHIP OF SHARES

                                                        AMOUNT AND
                                                        NATURE OF
                                                        BENEFICIAL       PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER             OWNERSHIP(1)      OF CLASS
      ------------------------------------             ------------      --------
      5% OWNERS
      FMR Corp./ Fidelity Management & Research
       Company ("Fidelity")..........................   1,668,500(2)       12.5%
       82 Devonshire Street
       Boston, MA 02109
      The State of Wisconsin Investment Board........     940,000(3)          7%
       P.O. Box 7842
       Madison, WI 53707
      Trimark Investment Management Inc..............     769,800(4)        5.8%
       One First Canadian Place
       Suite 5600, P.O. Box 487
       Toronto, Ontario M5X 1E5
      Wellington Management Company..................     767,700(5)        5.7%
       75 State Street
       Boston, MA 02109

      DIRECTORS AND EXECUTIVE OFFICERS
      Dennis C. Fill.................................     298,170(6)        2.2%
      David M. Perozek...............................     120,727(6)          *
      Edward Ray.....................................     103,975(7)          *
      Harvey N. Gillis...............................      40,216(6)          *
      Eugene A. Larson...............................      38,100(6)          *
      Castor F. Diaz.................................      22,225(6)          *
      Kirby L. Cramer................................      12,000             *
      Harry Woolf....................................       8,000             *
      Harvey Feigenbaum..............................       2,463(8)          *
      John R. Miller.................................         300             *
      Phillip N. Nudelman............................         100             *
      All Directors and Executive Officers as a Group
       (15 Persons)..................................     723,430(1)(5)     5.4%

- --------
*Under one percent.
(1) Includes Director and executive officer stock options exercisable within 60 days of February 28, 1995.

(2) In a joint filing, FMR Corp. and Edward C. Johnson 3d, Chairman of FMR Corp., through their control of Fidelity, each have sole power to vote and sole power to dispose of 1,190,700 shares, and through Fidelity American Special Situations Trust and its subsidiary Fidelity International Limited each have sole power to vote and sole power to dispose of 12,700 shares, and through Fidelity Management Trust Company has sole power to direct voting of 452,200 shares, no power to vote 12,900 shares, and sole power to dispose of 465,100 shares as investment manager for institutional accounts, based upon publicly available information reported as of December 31, 1994.
(3) Sole power to vote and sole power to dispose of 940,000 shares, based upon publicly available information reported as of December 31, 1994.
(4) Sole power to vote and sole power to dispose of 769,800 shares, based upon publicly available information reported as of December 31, 1994.
(5) Shared power to vote 85,850 and sole power to dispose of 767,700 shares, based upon publicly available information reported as of December 31, 1994.
(6) Includes shares held by the Trustee of ATL's Incentive Savings and Stock Ownership Plan (the "ISSOP/401(k)") for each such executive officer and/or Director who is a participant in the ISSOP/401(k). Does not include shares purchased by the Trustee of the ISSOP/401(k) after December 31, 1994, which shares have not yet been allocated by such trustee to each of the beneficiaries.

(7) Includes 4,264 shares owned by Mr. Ray's wife. Mr. Ray disclaims beneficial ownership as to all such shares.
(8) Includes 163 shares owned by Dr. Feigenbaum's wife. Dr. Feigenbaum disclaims beneficial ownership as to all such shares.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information concerning compensation for the fiscal years 1994, 1993 and 1992 for services in all capacities to the Company and its subsidiaries by persons who, at December 31, 1994 were the Chief Executive Officer and the Company's four most highly compensated executive officers of the Company, other than the Chief Executive Officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION       LONG TERM COMPENSATION AWARDS
                               ---------------------    -----------------------------------
                                                                     NUMBER OF
                                                         RESTRICTED  SECURITIES   ALL OTHER
                                                           STOCK     UNDERLYING    COMPEN-
        NAME AND                    SALARY  BONUS(1)    AWARDS(2)(3)  OPTIONS     SATION(4)
   PRINCIPAL POSITION          YEAR   ($)     ($)           ($)         (#)          ($)
   ------------------          ---- ------  --------    ------------ ----------   ---------
Dennis C. Fill                 1994 428,746 112,000       815,130           0       8,925
Chairman and Chief             1993 370,107 236,120       328,880      75,000       3,935
Executive Officer              1992 442,083 427,678       581,875      75,000       3,818
Edward Ray                     1994 300,400 140,000       375,000     100,000      37,775
President and Chief            1993 269,240 139,000             0      24,780(5)      818
Operating Officer,
 Interspec                     1992 254,231 139,000             0           0         818
David M. Perozek               1994 289,807  48,000        24,960           0       4,815
President and Chief            1993 266,538 100,040       204,960      40,000       3,489
Operating Officer, ATL         1992 190,384 614,271(6)    581,175     115,000           0
Harvey N. Gillis               1994 215,096  36,000        18,880      20,000       4,245
Sr. Vice President and
 Chief                         1993 193,846  76,120        90,000      25,000       1,090
Financial Officer              1992  48,461  82,838(7)    234,375      25,000           0

Castor F. Diaz                 1994 187,771  25,000        12,800       8,000      77,476(8)
Sr. Vice President, Worldwide  1993 162,451  52,200        12,800      17,000      52,432(9)
Sales and Marketing            1992 161,886  69,622       116,375       9,000      97,849(10)

- --------
(1) Includes bonus awards earned during the fiscal year covered under the Company's Management Incentive Compensation Plan (the "MIC Plan"). See "Compensation Committee Report on Executive Compensation."
(2) Restricted stock awards generally have a vesting period of four years with 25% of the award amount vesting each year on the anniversary date of the award. The rights of a restricted shareholder include the right to receive any dividends or other distributions made or paid with respect to such shares. The amounts reported in this table represent the market value of the shares at the date of grant based upon the closing price of the Common Stock reported on the Nasdaq National Market on such date. At December 31, 1994 Messrs. Fill, Ray, Perozek, Gillis and Diaz held 82,430, 25,000, 26,560, 12,430 and 4,300 shares of restricted stock, respectively, having a market value of $1,524,955, $462,250, $491,360, $229,955 and $79,550,
    respectively, based upon the closing price of the Common Stock reported on the Nasdaq National Market on December 30, 1994.
(3) Includes bonus awards of restricted stock on February 18, 1994, which represent 20% of the cash value of an award under the MIC Plan for the fiscal year 1993. Under these MIC Plan awards, Messrs. Fill, Perozek, Gillis, and Diaz received 3,680, 1,560, 1,180 and 800 shares, respectively, having a market value of $58,880, $24,960, $18,880 and $12,800, respectively. The restricted shares granted have a two-year vesting period with 50% of the award amount vesting each year on the anniversary date of the award.

(4) Includes employer-matching contributions made to the ISSOP/401(k) Plan or the former Interspec 401(k) plan.
(5) Represents the conversion of 60,000 shares in Interspec stock options granted under prior Interspec stock option plans pursuant to the merger between ATL and Interspec on May 17, 1994.
(6) Mr. Perozek joined ATL on April 13, 1992. This amount represents a $480,000 bonus paid under his employment agreement when Mr. Perozek became President of ATL in April 1992 and $134,271 as a 1992 bonus under the MIC Plan.
(7) Mr. Gillis joined ATL on September 24, 1992. This amount represents a $53,000 bonus paid upon employment and $29,838 as a 1992 bonus under the MIC Plan. Mr. Gillis was guaranteed a $50,000 bonus for his initial 12 months with ATL under its offer of employment of August 28, 1992.

(8) Includes $32,563 in expatriate benefits and $22,323 in housing allowance.
(9) Includes $31,914 in expatriate benefits and $13,869 in automobile allowance.

(10) Includes $33,356 in expatriate benefits and $63,086 in relocation expenses.

OPTION/SAR GRANTS

  The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1994 to the Named Executive Officers. No SARs were granted in fiscal 1994.


                                                                                      POTENTIAL
                                                                                 REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL
                                                                                   RATES OF STOCK
                                                                                 PRICE APPRECIATION
                               INDIVIDUAL GRANTS                                 FOR OPTION TERM(2)
- -------------------------------------------------------------------------------- -------------------
                             NUMBER OF      PERCENT OF TOTAL
                             SECURITIES     OPTIONS GRANTED  EXERCISE
                         UNDERLYING OPTIONS TO EMPLOYEES IN   PRICE   EXPIRATION
NAME                       GRANTED (#)(1)    FISCAL YEAR(1)   ($/SH)     DATE     5% ($)   10% ($)
- ----                     ------------------ ---------------- -------- ---------- -------- ----------
Dennis C. Fill..........            0                0            0          0          0          0
Edward Ray..............      100,000             22.9%       15.00    5/17/04   $943,500 $2,391,000
David M. Perozek........            0                0            0          0          0          0
Harvey N. Gillis........       20,000              4.6        15.50     5/5/04    194,990    494,140
Castor F. Diaz..........        8,000              1.8        15.50     5/5/04     77,996    197,656

- --------
(1) Options granted under the Amended 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan (the "ATL Option Plan") are granted at the fair market value on the date of grant and generally vest over four years with 25% of each grant exercisable on the successive anniversary date of grant. Certain changes in control of ATL including certain changes in Board membership, Common Stock ownership by a single entity, merger or liquidation, can trigger accelerated vesting of stock options and rights to related payments.
(2) The dollar amounts under these columns are the result of calculations at assumed rates of 5% and 10% and are not intended to forecast future appreciation. No value will be realized if the stock price does not exceed the exercise price of the options.
(3) The appreciation realized by all ATL shareholders on all 13,330,230 shares of ATL Common Stock outstanding on December 31, 1994, starting from a base value of $15.15 per share, which represents the average grant price for stock options granted under the ATL Option Plan during 1994, would be $127,028,427 and $321,913,057 at assumed annual rates of stock price appreciation of 5% and 10%, respectively.

OPTION EXERCISES AND YEAR-END VALUES

  The following table sets forth certain information as of December 31, 1994, regarding options held by the Named Executive Officers. None of such individuals exercised any options during the fiscal year ended December 31, 1994.

                 AGGREGATED FISCAL 1994 YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
NAME                           OPTIONS AT FY-END (#)         FY-END ($)(1)
- ----                         ------------------------- -------------------------
                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                             ----------- ------------- ----------- -------------
Dennis C. Fill..............   152,500       97,500     $594,810     $123,525
Edward Ray..................    18,585      106,195      203,189      417,729
David M. Perozek............    67,500       87,500       91,875      106,875
Harvey N. Gillis............    18,750       51,250       40,625      110,000
Castor F. Diaz..............     8,750       25,250       15,875       54,750

- --------
(1) This amount is the aggregate number of the outstanding options multiplied by the difference between the closing price of the ATL Common Stock as reported on the Nasdaq National Market on December 30, 1994, minus the exercise price of such options.

LONG-TERM INCENTIVE AWARDS

  The following table sets forth certain information regarding the Company's Long-Term Incentive Plan awards granted in fiscal year 1994 to the Named Executive Officers.

            LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR (1)

                                         PERFORMANCE  ESTIMATED FUTURE PAYOUTS
                                          OR OTHER   UNDER NON-STOCK PRICE-BASED
                             NUMBER OF     PERIOD            PLANS(2)(3)
                           SHARES, UNITS    UNTIL    ---------------------------
                             OR OTHER    MATURATION  THRESHOLD  TARGET  MAXIMUM
NAME                        RIGHTS (#)    OR PAYOUT   ($ OR #) ($ OR #) ($ OR #)
- ----                       ------------- ----------- --------- -------- --------
Dennis C. Fill............      --        1994-1996       0    $225,093 $450,183
Edward Ray................      --        1994-1996       0     126,168  252,336
David M. Perozek..........      --        1994-1996       0     121,718  243,347
Harvey N. Gillis..........      --        1994-1996       0      90,340  180,680
Castor F. Diaz............      --        1994-1996       0      64,134  128,268

- --------
(1) Similar awards granted in 1993 are not expected to have value at maturity on December 31, 1995. It is unlikely that the 1994 awards will have value at maturity on December 31, 1996.
(2) No payouts will be made prior to the end of the maturation period on December 31, 1996.
(3) Awards, which are payable in cash, are determined as a percentage (0% to 105%) of a recipient's base salary. In 1994, the base salaries of Messrs. Fill, Ray, Perozek, Gillis and Diaz were $428,746, $300,400, $289,807, $215,096 and $152,701, respectively. See "Compensation Committee Report on Executive Compensation."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation Policies. The Compensation Committee has developed and directs a comprehensive program of compensation policies that aligns the compensation of all employees, including senior management, in accordance with goals and objectives that are consistent with ATL's business strategies. These business strategies are designed to enhance business financial performance and customer satisfaction and are thereby aligned with the overall corporate objective of enhancing shareholder value. ATL's compensation policies are designed to attract and retain key employees, including executive officers, in competition with other high-technology companies that endeavor to attract such employees. Compensation for all management personnel is based upon corporate performance as measured by the criteria discussed below, as well as individual performance as measured by individually tailored sets of goals and objectives that are directed toward achieving ATL's business strategies for the year.

  The Compensation Committee regularly receives reports and briefings from outside compensation consultants who advise the Compensation Committee on all aspects of compensation, including base salaries, bonus awards and incentives, including restricted stock, stock options and long-term incentive awards. Incentive awards payable to those engaged in sales activities are based upon performance as measured by objective standards.

  Compensation Programs. The Compensation Committee and the ATL shareholders have adopted incentive programs that reach all areas of ATL. Under the ATL Option Plan and the MIC Plan, awards may be granted to any officer or manager of ATL in the form of stock options, SARs, restricted stock, grants of stock, performance units, and cash bonuses. Under the 1992 Nonofficer Employee Stock Option Plan (the "NOE Plan"), stock option awards may be made under prescribed circumstances to any employee who is not an officer of the Company. Under the Long Term Incentive Plan, designated employees of ATL may earn incentive awards over a period of years which are premised on objective measures of company performance. In July, 1994 the Compensation Committee reviewed the criteria and interaction of all of the Company's compensation plans and adopted a Profit Sharing Plan in which all employees not participating in the Long Term Incentive Plan are eligible for cash bonuses based upon their base salaries and paid from an award pool established by objective criteria of return on sales. All individual awards to executive officers under the above plans must be reviewed and approved by the Compensation Committee. In addition, all employees are eligible to participate in the ISSOP/401(k) Plan following the initial year of employment with ATL.

  Salaries. Base salaries for all employees are reviewed on an annual basis. Salary increases generally are based on a subjective evaluation of the employee's performance by the employee's manager. Base salary ranges are set using the results of surveys of similar positions in high technology companies and in other local companies as well as internal equity considerations.

  Bonuses. Traditionally, a portion of ATL's total compensation is paid in the form of bonuses. Annual bonuses for all managers, including executive officers, may be awarded by the Compensation Committee from an award pool established under the MIC Plan. The size of the award pool is based on ATL's corporate performance measured by quantified factors of revenue and earnings, and by strategic factors aligned with ATL's business plan for the year. In 1994 Interspec employees were included in the award pool and these factors resulted in a pool that was 47% of the amount of the 1993 award pool. In previous years the personnel eligible for awards did not include the Interspec personnel who joined ATL in 1994. With Interspec personnel excluded, the 1994 award pool for ATL personnel was 38% of the 1993 pool and 29% of the 1992 award pool. Individual awards were made by the Compensation Committee in consideration of a recipient's managerial level, the impact of the recipient's position on the achievement of ATL's goals, and the recipient's individual performance as measured by the corporate objectives set for the recipient and the effectiveness of the recipient in achieving those objectives.

  Executive Officers Equity Awards. From time to time the Compensation Committee grants awards of restricted stock and stock options under the ATL Option Plan and the NOE Plan. The objectives of these grants are to recognize, reward and retain individuals in key positions who have exhibited high performance and have high potential for advancement with ATL. Every recommendation for an award is individually brought before the Compensation Committee by management. In 1994 ATL shareholders approved an amendment to the ATL Option Plan which limits the size of option awards which can be granted under the Plan, thereby bringing the Plan under the deductibility provisions of
Section 162(m) of the Internal Revenue Code for performance based plans. ATL shareholders also approved, in conjunction with the acquisition of Interspec, an increase in the number of shares authorized for issuance under the ATL Option Plan. This increase has been applied by the Compensation Committee for the benefit of the Interspec employees, first, in conversion of Interspec options into ATL options to effect the Interspec merger, and second in the grant of new options to key Interspec employees upon joining ATL. There are at present no awards or contracts outstanding for SARs or performance unit awards under the ATL Option Plan.

  Compensation of Executive Officers. The total compensation program for executive officers in 1994, including the Chief Executive Officer, was balanced among base salary, an annual bonus, long term incentives, restricted stock and stock option grants vesting over a four-year period. The Compensation Committee considered the reports and advice of outside consultants in the area of executive compensation in determining each element of compensation and each individual's total incentive compensation.

  Executive Base Salaries. In 1994 the Compensation Committee adopted the recommendation of an outside compensation consulting firm and established a salary structure based upon the 1993 Radford Associates Management Total Compensation Report. Salary ranges were based upon the 50th and 75th percentile data for comparable positions in high technology companies comparable to ATL. The Compensation Committee adjusted executive officer salaries in line with the new structure.

  Executive Bonuses. Bonuses awarded for 1994 were determined in accordance with the criteria of the MIC Plan award pool described above. With the exception of two awards established by contracts with new employees, the bonuses of executive officers were reduced to 35% of 1993 bonus award levels.

  Long-Term Incentive Awards. The Compensation Committee stated the terms of performance incentives for certain executive officers under the Long Term Incentive Plan in 1994. These incentives are to be earned over a three-year term as determined by predetermined objective criteria of corporate performance and will not mature until the end of 1996, at which time they may or may not have value. The long-term incentive for each recipient is premised on a fraction of the recipient's base salary and is limited to a maximum percentage of salary. Similar incentives from 1993 are not expected to have value when they mature at the end of 1995.

  Executive Equity Awards. Equity awards granted by the Compensation Committee to executive officers were made in consideration of advice and recommendations from outside compensation consultants as to levels of awards appropriate for companies, particularly high-technology companies, that are similarly situated to ATL. The companies considered by such compensation consultants included some, but not all, of the companies included in the Peer Group Index used in the stock performance graph below. Individual equity awards were based upon the job responsibility of a recipient, past performance and present job responsibilities, the importance of a recipient to ATL's future progress and the recipient's prior award amounts. These awards all vest in equal annual installments over a four-year period beginning one year after the grant date. The Compensation Committee does not utilize individual targets for equity awards but follows a philosophy of issuing equity grants as broadly throughout ATL as is reasonable, with consideration given to the impact of particular positions on ATL's future success. In granting individual equity awards for executive officers, the Compensation Committee takes into account the long-term incentives given to each of such officers and considers the equity and long-term incentives in the aggregate. This aggregate view had the effect of reducing equity awards for these individuals to levels below what might have been considered in the absence of the long-term incentives.

  Compensation of the Chief Executive Officer. The Board has known that it has been Mr. Fill's intention to step down from his position of Chief Executive Officer upon attaining the age of 65 in 1994. However, it was the Board's desire to retain the services of Mr. Fill for a period of time during which a number of ongoing objectives of the Company's business strategies are intended to be completed. The Compensation Committee received recommendations from an outside compensation consulting firm as to Mr. Fill's compensation and incentives, and concluded an extension of Mr. Fill's employment with the Company until no earlier than the end of 1996. Mr. Fill will continue to receive a base salary, bonus, and employee benefits as determined by the Compensation Committee during this period, and at the end of the period he will receive 50,000 shares of restricted stock and continuation of his $300,000 Company life insurance policy after his retirement. The Compensation Committee has retained the services of Mr. Fill as a consultant to the Company for five years after his retirement at the rate of $375,000 per annum. In May 1994 Mr. Fill's salary was adjusted to $450,000, in consideration of completion of the Interspec merger, and consistent with the restructuring of executive salaries described above. The Chief Executive Officer received a bonus of $112,000 for 1994. This compares with bonuses of $295,000 in 1993 and $427,678 in 1992. Mr. Fill received no stock option awards in 1994.

Compensation Committee

Mr. Kirby L. Cramer, Chairman
Dr. Harry Woolf
Mr. John R. Miller

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  The graph set forth below represents the five-year cumulative total return on shares of ATL Common Stock, the S&P 500 Stock Index, and a Peer Group Industry Index resulting from an initial assumed investment of $100 in each. The Peer Group Industry Index is a representative grouping of 81 companies from SIC Code 3845--Electromedical & Electrotherapeutic Apparatus*--which had five years of reportable stock performance and includes the reinvestment of both cash and stock dividends. The graph has been prepared by an outside consulting firm to ATL. The ATL cumulative return is computed as required by the rules of the SEC to comprise the cumulative total return on Westmark common stock (including both SpaceLabs Medical, Inc. and ATL subsidiaries) prior to June 26, 1992, and to thereafter comprise the cumulative return of shares of ATL Common Stock with a dividend reinvestment of the 1992 Distribution. By reason of this computation, the separate value of shares of ATL Common Stock on a stand-alone basis cannot be distinguished in the graph.


             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
   ADVANCED TECHNOLOGY LABORATORIES, INC., S&P 500 STOCK INDEX AND PEER GROUP
                                INDUSTRY INDEX*

                             [GRAPH APPEARS HERE]

                                          S&P        PEER
Measurement period            -------    -------    -------
(Fiscal year Covered)           ATL       Index      Index
- ---------------------         -------    -------    -------
Measurement PT - 12/31/89     $   100    $   100    $   100
FYE 12/31/90                  $ 53.26    $ 96.88    $115.81
FYE 12/31/91                  $115.22    $126.42    $221.96
FYE 12/31/92                  $ 75.33    $136.08    $198.62
FYE 12/31/93                  $ 72.11    $149.80    $172.28
FYE 12/31/94                  $ 79.64    $151.78    $190.75


*A list of the component companies in this Industry Index will be provided, at no charge to shareholders, upon request.

 Retirement Plan

  The ATL Retirement Plan (the "Retirement Plan") was amended effective January 1, 1994, and provides that upon retirement a participant will receive a monthly benefit equal to the greater of (i) 1.0% of the participant's final average monthly earnings (earnings as defined in the Retirement Plan) multiplied by the participant's years of credited service earned before December 31, 1993 plus 1% of participant's final average monthly earnings taking into account all periods multiplied by credited service earned after December 31, 1993, or (ii) 1.0% of participant's final average monthly earnings multiplied by the participant's years of credited service, with the Company and its subsidiaries. The executive officers participate in the same manner as other eligible employees in the Retirement Plan, which pays to vested employees the estimated maximum annual retirement benefits at age 65. A participant is vested upon the completion of five years of service. Benefits are also provided to a participant's surviving spouse in the event of the participant's death prior to retirement.

  The following tabulation shows the estimated annual benefits of an employee, assuming annual benefits to an employee for retirement on January 1, 1995 at age 65 after selected periods of service under the ATL Retirement Plan (the "Retirement Plan"), and including amounts to be paid pursuant to the ATL Supplemental Benefit Plan (the "Supplemental Plan"), if applicable.

                                    ANNUAL RETIREMENT BENEFIT FOR CREDITABLE
                                                     SERVICE
 AVERAGE                         -----------------------------------------------
 ANNUAL                            5               15      20      25      30
 ARNINGSE                        YEARS  10 YEARS  YEARS   YEARS   YEARS   YEARS
- --------                         -----  -------- ------- ------- ------- -------
 $100,000.......................  5,000  10,000   15,000  20,000  25,000  30,000
  200,000....................... 10,000  20,000   30,000  40,000  50,000  60,000
  300,000....................... 15,000  30,000   45,000  60,000  75,000  90,000
  400,000....................... 20,000  40,000   60,000  80,000 100,000 120,000
  500,000....................... 25,000  50,000   75,000 100,000 125,000 150,000
  600,000....................... 30,000  60,000   90,000 120,000 150,000 180,000
  700,000....................... 35,000  70,000  105,000 140,000 175,000 210,000
  800,000....................... 40,000  80,000  120,000 160,000 200,000 240,000

  Amounts shown in the above table will be reduced by the actuarial equivalent value of amounts distributed from the Discretionary Contribution Plan, which was terminated in 1989, but in no event will they be less than zero. Retirement benefits are not offset for Social Security benefits. The Employee Retirement Income Security Act of 1974, the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986 (the "Code") generally limit the amount of annual pension which may be paid from a federal income tax qualified plan to varying amounts (currently $120,000) and the annual earnings which may be taken into account for purposes of calculation of benefits under a federal income tax qualified plan (currently $150,000). The actual amounts paid under the Retirement Plan will be limited to comply with such legislation.

  As of December 31, 1994 the number of years of credited service under the Retirement Plan for Messrs. Fill, Perozek, Gillis, Diaz and Ray were approximately 8, 2, 2, 7 and 0, respectively. The 1994 earnings for purposes of calculation of benefits under this Retirement Plan for Messrs. Fill, Perozek, Gillis, Diaz and Ray are $653,746, $389,847, $291,216, $204,152 and $439,400,
respectively. Subject to the limitations imposed by the Code, as stated above, 1994 annual earnings in excess of $150,000 shall be disregarded.

  The Supplemental Plan is an unfunded plan, not qualified for Federal income tax purposes, which covers any employee whose benefit under the Retirement Plan is limited by certain provisions of the Code. Based on earnings as defined in the Retirement Plan, Messrs. Fill and Diaz would be eligible for benefits under the Supplemental Plan. Mr. Ray is also eligible for Retirement Plan benefits in excess of limits provided by the Code under the Interspec Supplemental Executive Retirement Plan which provides for substantially the same benefit as the Company's Supplemental Plan.

EMPLOYMENT AGREEMENTS

  Messrs. Fill, Gillis and Perozek have each entered into a Change in Control Employment Agreement with ATL that provides for continued employment terms equivalent to those immediately prior to a Change of Control (as defined in the ATL Option Plan) for the three years following a Change of Control. A lump-sum payment equal to three years of salary and bonus is immediately triggered if, following a Change of Control, employment is terminated by (i) the employee for "good cause" or during the 30-day window period one year after the Change of Control or (ii) the employer "without cause." A Change of Control, with or without termination of employment, also triggers an acceleration of vesting of restricted stock and stock options and payment of the "spread" between the exercise price of options and the fair market value of the underlying ATL Common Stock. Mr. Fill's Change of Control Employment Agreement was amended in 1994 as described in the "Compensation Committee Report On Executive Compensation--Compensation of the Chief Executive Officer."

  Mr. Ray's Employment Agreement with ATL was adopted through operation of the Interspec Merger Agreement on May 17, 1994 and terminates on April 14, 1997. Under his Employment Agreement Mr. Ray is entitled to an annual base salary of $300,000 and an annual bonus of not less than $140,000, as determined by the Compensation Committee. Mr. Ray is also entitled to continue his participation in Interspec's Supplemental Executive Retirement Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In January, 1995 the Company entered into a lease with Station GP, Inc. for the lease of warehouse space in the Ambler, Pennsylvania vicinity at the rental rate of $8,450 per month, and subject to cancellation on four months notice. Edward Ray, Director, is a 10% limited partner in this enterprise. The lease was negotiated at arm's length by Station GP, Inc. and the Company's finance and administration employees responsible for the Company's facilities, with no involvement by Mr. Ray.

  See also "Director Compensation " and "Compensation Committee Interlocks And Insider Participation".

PROPOSAL 2: REINCORPORATION IN WASHINGTON

  For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the Company's state of incorporation from Delaware to Washington (the "Reincorporation"). The Board of Directors has approved the Reincorporation, which would be accomplished by merging the Company with and into a newly formed Washington subsidiary, ATLI Washington Corporation ("ATLI"), formed expressly for this purpose. Upon effectiveness of the merger, ATLI's name will be changed to Advanced Technology Laboratories, Inc., the present name of the parent corporation. The shareholders will be asked to approve the Reincorporation at the Annual Meeting.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

  The Board's recommendation to reincorporate in Washington is premised principally upon the belief that Washington corporation law is now comparable to that of Delaware in areas of significance to the Company, and that the Company's franchise fees will be substantially less in Washington than in Delaware. It is presently anticipated that the Company will realize a savings of approximately $150,000 per year in such fees. The state of Washington is also the location of the Company's world headquarters and the location of its primary manufacturing, research and development efforts.

  Under Squibb Corporation ("Squibb"), the former parent company of ATL, the Company was originally incorporated as a Delaware corporation in 1983 and served as the holding company for Squibb's high technology medical electronic businesses under the name Westmark International Incorporated ("Westmark"). In 1987, Westmark was spun off by Squibb as a Delaware corporation rather than a Washington corporation due to a concern that certain provisions of the former Washington Business Corporation Act (the "WBCA"), including provisions relating to limitations on director liabilities and indemnification of directors and officers, were not as favorable as those under Delaware law. In 1992, Westmark spun off its wholly owned subsidiary, SpaceLabs Medical, Inc. and changed its name to that of its other surviving subsidiary, Advanced Technology Laboratories, Inc. The Company continued to maintain its

Delaware incorporation to obtain the benefits of more up-to-date corporate laws which have been viewed by the Board of Directors and management as important to recruiting and retaining directors and officers of the highest caliber who are essential to the successful operation of the Company. The Company continues to believe that the highest caliber directors and officers are more readily attracted to a company existing under up-to-date corporate laws.

  While corporations residing in Washington and other states have historically made similar decisions to utilize the laws of foreign jurisdictions such as Delaware for their corporate domiciles, the legislatures of other states, including Washington, have updated their corporation laws. Specifically, the Washington Legislature amended its corporate law in 1987 to provide limitations on director liability and to revise statutes relating to indemnification of directors and officers. Furthermore, in 1989, the Washington Legislature adopted a comprehensive revision of the WBCA so that, in the Company's opinion, Washington law is clear and addresses the Company's concerns in these areas at least on a comparable level as Delaware law.

PLAN OF MERGER

  Upon shareholder approval the Company will be merged with and into ATLI pursuant to the terms of the proposed Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Proxy Statement. Upon the completion of the merger, the owner of each outstanding share of Common Stock of the Company will automatically own one share of ATLI common stock. Each outstanding certificate representing a share or shares of Company Common Stock will continue to represent the same number of shares in ATLI (i.e., a certificate representing one share of Company Common Stock will then equal one share of ATLI common stock) and the same attendant rights. In addition, the obligations of ATL with respect to the rights granted to the ATL shareholders pursuant to the Amended and Restated Rights Agreement of June 26, 1992 will expressly be adopted by ATLI. Thus, IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES, and the Company will incur no cost for the exchange of certificates. The Common Stock of the Company will continue to be traded on the over-the-counter market and reported on the Nasdaq National Market under the same ATLI symbol.

  The ATLI Articles of Incorporation and Bylaws will be the Articles of Incorporation and Bylaws of the surviving corporation, except that, upon the effectiveness of the merger, ATLI's name will be changed to Advanced Technology Laboratories, Inc. The Articles of Incorporation of ATLI are attached hereto as Exhibit B. The discussion contained in this Proxy Statement is qualified in its entirety by reference to Exhibits A and B.

EFFECT OF REINCORPORATION AND MERGER

  The Reincorporation and the merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in this Proxy Statement. However, the Reincorporation and merger will not result in any change in the name, business, management or location of the Company's principal executive offices, assets, liabilities, net worth or accounting practices. Moreover, as noted above, the shares of the Company's Common Stock will continue to be traded on the over-the-counter market and reported on the Nasdaq National Market. Options to purchase ATL Common Stock will become options to purchase ATLI Common Stock without change in existing terms and conditions. The merger will not give rise to any appraisal or dissenters' rights.

PRINCIPAL DIFFERENCES IN CORPORATE CHARTERS

  The Company's Certificate of Incorporation differs from ATLI's Articles of Incorporation primarily as to indemnification of officers and directors and limitations on director liability. Other differences relate to technical differences between the WBCA and the Delaware General Corporation Law ("DGCL").

  Limitation on Director Liability. Both the WBCA and the DGCL allow charter documents to eliminate or limit the personal liability of directors; however, the two statutes prescribe different limitations. In Washington, the Articles of Incorporation may not eliminate or limit the liability of a director for:
(i) acts or omissions involving intentional misconduct or a knowing violation of law; (ii) approval of certain distributions or loans contrary to law; or
(iii) any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. The Delaware statute further excludes the limitation of director liability: (i) if a director has breached the duty of loyalty to the corporation or its shareholders; or (ii) for acts or omissions not in good faith. In both the ATLI Articles and the Company's Certificate of Incorporation, these limits on director liability may not be adversely affected by a repeal or modification of the applicable law and are automatically amended as authorized by changes in applicable law so that the liability of a director shall be eliminated or limited to the fullest extent not prohibited by applicable law. Neither the DGCL nor the WBCA limits a director's liability for violation of certain federal laws, including the federal securities laws.

  Indemnification of Directors and Officers. Under the Company's current Certificate of Incorporation and Delaware law, the ability of the Company to indemnify its directors and officers for payments made in settlement of derivative actions may be open to certain questions. See "PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION." ATLI's Articles of Incorporation provide that ATLI shall indemnify its directors and officers for expenses and liabilities incurred by them as a result of their service as directors and officers, provided that no such indemnification shall be provided on account of: (i) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of the law; (ii) approval of certain distributions or loans contrary to law; or (iii) any transaction with respect to which the director or officer is finally adjudged to have received a benefit to which he or she was not legally entitled. See "CERTAIN DIFFERENCES IN CORPORATE LAWS--Indemnification of Directors and Officers." This comprehensive language is intended to provide the broadest indemnification of directors and officers permitted by Washington law, and to authorize indemnification of directors and officers of amounts paid in settlement of actions brought in the name of the Company, commonly known as derivative actions.

  The Board of Directors believes that the potential personal liability that can result from derivative actions arising out of an individual's service as a director or officer of a corporation is a major concern for individuals who are asked to serve in such positions. The Board of Directors has concluded that by providing indemnification to the Company's directors and officers for amounts paid in settlement of derivative actions, subject to the restrictions set forth in the WBCA, the Company will be able to maintain its ability to recruit and retain individuals who possess the qualities and experience necessary to serve as directors and officers of the Company.

  Other Differences in the Charter Documents. The ATLI Articles differ in other technical aspects. Specific articles have been included so as to minimize differences in corporate governance before and after the Reincorporation. Preemptive rights and cumulative voting are not provided in the ATLI Articles, consistent with the rights which presently apply to the Company under the DGCL. Other articles provide for a majority vote requirement in the case of mergers (which is the same as the DGCL requirement for mergers), certain limitations on the right of shareholders to call a special meeting (identical to those in the Company's current charter), and for maintenance of treasury shares. Various differences also exist between the ATLI Bylaws and the Company's Bylaws, but none of these provisions are expected to have a material effect on the governance of the Company.

CERTAIN DIFFERENCES IN CORPORATE LAWS

  The DGCL currently governs the rights of the Company's shareholders. After the merger, the rights of shareholders shall be governed by the WBCA. The following discussion summarizes certain significant differences between the provisions of the DGCL and the WBCA, as applicable to a public company.

  Amendment of Articles/Certificate of Incorporation The WBCA authorizes a corporation's board of directors to make various changes to its articles of incorporation including changes of corporate name, of the number of outstanding shares in order to effectuate a stock split or stock dividend in the corporation's own shares, and to change or eliminate provisions with respect to par value of its stock. Other amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that because of a conflict of interest or other special circumstances, it should make no recommendations, and must be approved by a majority of all votes entitled to be cast by each voting group which has a right to vote on the amendment.

  Under the DGCL, amendments to a corporation's certificate of incorporation require the approval of shareholders holding a majority of the voting power of the corporation unless a different proportion is specified in the certificate of incorporation.

  Provisions Affecting Acquisitions and Business Combinations. The WBCA imposes restrictions on certain transactions between a corporation and certain significant shareholders.

  First, subject to certain exceptions, a merger, share exchange, sale of assets other than in the regular course of business, or dissolution of a corporation involving an "Interested Shareholder" owning beneficially 20% or more of the corporation's voting securities must be approved by the holders of two-thirds of the corporation's outstanding voting securities, other than those of the Interested Shareholder. This restriction does not apply if the consideration received as a result of the transaction by noninterested shareholders is not less than the highest consideration paid by the Interested Shareholder for shares of the corporation's stock during the preceding two years or if the transaction is approved by a majority of directors who are not affiliated with the Interested Shareholder. A Washington corporation may, in its original articles of incorporation, elect not to be covered by this provision; however, ATLI has not done so.

  Second, Washington law prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with an "Acquiring Person" who acquires more than 10% or more of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition. The prohibited transactions include, among others, merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the target corporation as a result of the Acquiring Person's acquisition of 10% or more of the shares, or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder. Target corporations include domestic corporations with their principal executive offices in Washington and either a majority or over 1,000 of their employees resident in Washington. Foreign corporations which meet additional requirements are also subject to the statute. The Company currently meets these standards and is subject to this statute. A corporation may not "opt out" of this statute. The statute exempts shares acquired prior to March 23, 1988.

  Delaware has enacted a business combination statute that is contained in
Section 203 of the DGCL providing that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in certain "business combinations" with the target corporation for a period of three years following the date the person became an interested stockholder, unless (1) the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding, at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (3) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66% of the outstanding voting stock not owned by the interested stockholder.

  These restrictions placed on interested shareholders by Section 203 do not apply under certain circumstances, including, but not limited to, the following: (1) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 or
(2) if the corporation, by action of its shareholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested stockholder at or prior to such adoption. The Company has not elected to take itself outside of the coverage of Section 203.

  The Company believes that the difference between these two statutes are not material as they apply to the Company. Also, as discussed above, the Company is presently subject to the WBCA statute.

  Mergers, Acquisitions and Other Transactions. Under the WBCA, a merger, consolidation, sale of substantially all of a corporation's assets other than in the regular course of business, or dissolution of a public corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless another proportion is specified in the articles of incorporation. ATLI's Articles of Incorporation provide that the corporate transactions specified above may be approved by a majority of the outstanding shares entitled to vote. Under the DGCL, a merger, consolidation or sale of all or substantially all of a corporation's assets other than in the regular course of business or dissolution of a corporation must be approved by a majority of the outstanding shares entitled to vote.

  Action Without a Meeting. Under the WBCA, shareholder action may be taken without a meeting if written consents setting forth such action are signed by all holders of outstanding shares entitled to vote thereon.

  The DGCL authorizes shareholder action without a meeting if consents are received from holders of a majority of the outstanding shares. However, the Company's Certificate of Incorporation only permits actions without a meeting by consent of all holders of outstanding shares.

  Class Voting. Under the WBCA, the articles of incorporation may authorize one or more classes of shares that have special, conditional, or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain mergers that adversely affect the rights of holders of that class.

  The DGCL requires voting by separate classes only with respect to amendments to the certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

  Transactions With Officers or Directors. The WBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (i) it is approved by a majority of qualified directors; (ii) it is approved by the affirmative vote of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, "qualified director" is one who does not have: (a) a conflicting interest respecting the transaction, or (b) a familial, financial, professional, or employment relationship with a second director which relationship would reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

  The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board or a committee which authorizes the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified, by the board of directors, a committee thereof, or the shareholders.

  Appraisal or Dissenter's Rights. Under the WBCA, a shareholder is entitled to dissent from and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges, sales of substantially all assets of the corporation, and amendments to the corporation's articles of incorporation that reduce the number of shares owned by a shareholder to a fraction of a share.

  Under the DGCL, appraisal rights are available only in connection with certain mergers or consolidations, unless otherwise provided in the corporation's certificate of incorporation. Even in the event of those mergers or consolidations, unless the certificate of incorporation otherwise provides, the DGCL does not provide appraisal rights (i) if the shares of the corporation are listed on a national securities exchange or national market system, or held of record by more than 2,000 shareholders (as long as in the merger the shareholders receive shares of the surviving corporation or any other corporation the shares of which are listed on a national securities exchange or national market system, or held of record by more than 2,000 shareholders) or
(ii) if the corporation is the surviving corporation and no vote of its shareholders is required for the merger. The Company presently has over 2,000 shareholders of record and its shares are traded on a national market system, and shareholders therefore would presently not have statutory appraisal rights under the DGCL in such mergers.

  Indemnification of Directors and Officers. Under the WBCA, if authorized by the articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified, before or after the event, by the shareholders, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of: (i) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of the law; (ii) conduct of a director or officer finally adjudged to be an unlawful distribution; or (iii) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Written commentary by the drafters of the WBCA, which has the status of legislative history, specifically indicates that a corporation may indemnify its directors and officers for amounts paid in settlement of derivative actions, provided that the director's or officer's conduct does not fall within one of the categories set forth above. The ATLI Articles provide that ATLI shall indemnify its directors and officers to the fullest extent permitted by law, including indemnification for payments in settlement of actions brought against a director or officer in a derivative action. See "Principal Differences in Corporate Charters--Indemnification of Directors and Officers."

  Under the DGCL, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of non-derivative actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation. Additionally, under the DGCL, a corporation may reimburse directors and officers for expenses incurred in a derivative action. While the DGCL provides that these indemnification provisions are not exclusive, which, in the Company's opinion, indicates that a corporation may provide for broader indemnification in its charter documents including circumstances not specifically authorized under the DGCL, there is some uncertainty as to the extent to which a corporation may indemnify its directors and officers for judgments and amounts paid in settlement of derivative actions. There are no definitive decisions and this uncertainty exists because certain legal commentators have argued that such indemnification would be circular and is against public policy. Also, a proposal to permit such indemnification was specifically rejected by the General Corporation Law Section of the Delaware Bar Association.

  The Company has included undertakings in various registration statements filed with the Securities and Exchange Commission that, in the event a claim for indemnification is asserted by a director or officer relating to liabilities under the Securities Act of 1933, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification would be against public policy and will be governed by any final adjudication of such issue.

TAX CONSEQUENCES

  The Reincorporation will, in the opinion of Cravath, Swaine & Moore, be a tax free reorganization under the Code. Accordingly, no gain or loss will be recognized for federal income tax purposes by the shareholders of the Company as a result of the merger, and the tax basis and holding period for the stock of ATLI received by the shareholders of the Company in exchange for the Company's stock will be the same as the tax basis and holding period of the stock of the Company deemed to be exchanged therefor. The Reincorporation will have no federal income tax effect on the Company or ATLI, or ATL's shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

  Delaware law requires the favorable vote of at least a majority of all of the outstanding stock of the Company to approve the Reincorporation.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE REINCORPORATION FROM DELAWARE TO WASHINGTON. ALL SHAREHOLDERS WILL CONTINUE TO HOLD THEIR CURRENT WESTMARK OR ATL STOCK CERTIFICATES AS PROOF OF STOCK OWNERSHIP, AND THE COMPANY'S COMMON STOCK WILL CONTINUE TO BE TRADED ON THE NASDAQ NATIONAL MARKET.

PROPOSAL 3: AMENDMENT TO NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

  Nonemployee Director Stock Option Plan. The Company's Nonemployee Director Stock Option Plan (the "NED Plan") provides for the automatic annual grant of an option to purchase shares of Common Stock to each nonemployee Director of the Company. At the Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the NED Plan, which, if approved, will increase the number of shares covered by each such option grant from 2,000 to 5,000 shares of Common Stock. This amendment does not alter or increase the NED Plan's authorization of 50,000 shares. The purpose of the proposed amendment is to provide incentives that management believes are necessary in order to attract and retain highly qualified and experienced outside Directors, and to provide nonemployee Directors with incentives that are closely aligned with shareholder interests and value.

  The NED Plan covers Directors of the Company who are not otherwise employed by the Company or any parent or subsidiary corporation, each of whom automatically receives the grant of an option under the NED Plan on July 1 of each year in which he serves as a Director. As of the date of this Proxy Statement, the Company has five nonemployee Directors. Assuming that each of such persons is re-elected as a Director of the Company at the Annual Meeting and continues to serve as a Director on July 1, 1995, each of Messrs. Cramer, Feigenbaum, Miller, Nudelman and Woolf will be entitled to receive grants under the NED Plan.

DESCRIPTION OF THE NED PLAN.

  The NED Plan authorizes a total of 50,000 shares of Common Stock that may be subject to option grants, subject to certain adjustments for reclassifications, reorganizations and similar corporate transactions.

  Under the NED Plan, each nonemployee Director automatically receives the grant of an option with an exercise price equal to the fair market value of the number of shares of Common Stock covered by the option on the date of grant. Options are exercisable and become fully vested and nonforfeitable on the first anniversary of grant, assuming that the optionee continues to serve as a Director on such anniversary. Options expire on the fifth anniversary of grant, subject to earlier termination in the event an optionee ceases to be a Director of the Company.

  The NED Plan is administered by the Board of Directors, which may amend, terminate or suspend the NED Plan in certain limited respects; provided, however, that if required to qualify the NED Plan under SEC Rule 16b-3, no amendment may be made more than once every six months that would change the amount, price, timing or vesting of Options, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder. If required to qualify the NED Plan under Rule 16b-3, no amendment may be made without approval by the Company's shareholders that would (a) materially increase the number of shares of Common Stock that may be issued under the NED Plan, (b) materially modify the requirements as to eligibility for participation in the NED Plan, or (c) otherwise materially increase the benefits accruing to participants under the NED Plan.

  As of the date of this Proxy Statement, Messrs. Cramer, Feigenbaum, Miller, Nudelman and Woolf are entitled to grants under the NED Plan. As of March 20, 1995 the closing price of ATL Common Stock as reported on the Nasdaq National Market was $15.00.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

  The following description addresses the federal income tax consequences of the NED Plan, a non-qualified stock option plan. Although the Company believes the following statements are correct based on existing provisions of the Code and the legislative history and administrative and judicial interpretations thereof, no assurance can be given that changes will not occur which would modify such statements Also, such statements are intended only to provide basic information. Each NED Plan participant should consult his or her own tax advisor concerning tax consequences of the grant, exercise or surrender of an option because individual financial and federal tax situations may vary, and state and local tax considerations may be significant.

  No taxable income is recognized by holders of non-qualified options upon the grant of options. However, upon exercise, the optionee must recognize taxable ordinary income in an amount equal to the difference between fair market value of the shares on the date of exercise and the option price. Thus, the optionee will have to pay taxes at the time a non-qualified option is exercised even if the shares received upon exercise are not sold until a later taxable year. The fair market value of the shares on the date of exercise then becomes the tax basis of the shares. Capital gain or loss will generally be realized on the difference between the amount realized on sale and the basis of the shares.

  This capital gain or loss will be short-term or long-term depending upon how long the shares were held by the optionee prior to sale. Different tax consequences may result when an optionee is considered an insider under Section 16(b) of the Exchange Act.

  The Company will be entitled to a deduction at the same time and in the same amount as the ordinary taxable income recognized by each option holder, provided the compensation paid is reasonable and otherwise deductible under the Code, and federal income tax withholding obligations are satisfied.

  Those members of the Board of Directors who are not outside Directors and are not beneficiaries under the NED Plan have unanimously approved the amendment to the Nonemployee Director Stock Option Plan and recommend a vote "FOR" approval of Proposal 3.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF AUDITORS

  Unless instructed to the contrary, it is intended that votes be cast pursuant to the accompanying proxy for the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year 1995. KPMG Peat Marwick LLP has audited the accounts of the Company and Westmark and its major subsidiaries from 1987 through 1994, and since 1982 for the units of Squibb that now comprise ATL. Representatives of KPMG Peat Marwick LLP are expected to attend the meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from stockholders.

  In the event this ratification of the appointment of auditors is not made by a majority of the shares present in person or by proxy and entitled to vote thereon, the selection of other auditors will be considered and determined by the Board of Directors.

  The Board of Directors has unanimously approved the appointment of KPMG Peat Marwick LLP as auditors for the Company and its major subsidiaries for 1995 and recommends a vote "FOR" approval of Proposal 4.

                            EXPENSES OF SOLICITATION

  The accompanying proxy is solicited by and on behalf of the Board whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company. Georgeson & Co., New York, New York, will distribute proxy materials to beneficial owners and solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay Georgeson & Co. a fee of $6,500.00 covering its services and will reimburse Georgeson & Co. for payments made to brokers and other nominees for its expenses in forwarding soliciting material. Solicitation by personal interview, telephone and telegram by Directors, officers and other employees of ATL will be without special compensation.

                                 OTHER MATTERS

  The Company knows of no other matters which are likely to be brought before the meeting. If, however, other matters not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

                           PROPOSALS OF SHAREHOLDERS

  In order for proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy for the 1996 Annual General Meeting of Shareholders, said proposals must be received by the Secretary of ATL by December 4, 1995.

                          ANNUAL REPORT AND FORM 10-K

  A copy of the Company's 1994 Annual Report is being mailed with this Proxy Statement to each shareholder of record. Shareholders not receiving a copy of the Annual Report to Shareholders may obtain one without charge by writing or calling Corporate and Investor Relations, 22100 Bothell Everett Highway, P.O. Box 3003, Bothell, WA 98041-3003, (206) 487-7000.

  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Securities and Exchange Commission, will be provided without charge to each shareholder of record who submits a written request therefor addressed to ATL Corporate and Investor Relations, 22100 Bothell Everett Highway, P.O. Box 3003, Bothell, WA 98041-3003, (206) 487-7000.

                                          By order of the Board of Directors

                                          /s/ W. Brinton Yorks, Jr.

                                          W. Brinton Yorks, Jr.
                                          Secretary and General Counsel

                                                                       EXHIBIT A

                          PLAN AND AGREEMENT OF MERGER
                                    BETWEEN
                          ATLI WASHINGTON CORPORATION
                                      AND
                     ADVANCED TECHNOLOGY LABORATORIES, INC.

  This Plan and Agreement of Merger (this "Agreement") is entered into this 10th day of May, 1995, by and between ATLI Washington Corporation, a Washington corporation (the "Surviving Corporation"), and Advanced Technology Laboratories, Inc., a Delaware corporation ("ATL Delaware"). The Surviving Corporation and ATL Delaware are sometimes referred to jointly as the "Constituent Corporations."

                                    RECITALS

  A. Each of the Constituent Corporations is a corporation organized and existing under the laws of the respective states as indicated in the first paragraph of this Agreement.

  B. The shareholders and directors of each of the Constituent Corporations have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective shareholders that ATL Delaware be merged into the Surviving Corporation pursuant to the provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington and the Delaware General Corporation Law (the "Merger").

  Now, Therefore, in accordance with the laws of the states of Washington and Delaware, the Constituent Corporations agree that, subject to the following terms and conditions, (i) ATL Delaware shall be merged into the Surviving Corporation, (ii) the Surviving Corporation shall continue to be governed by the laws of the state of Washington, and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

                                   ARTICLE I

                       Articles of Surviving Corporation

  The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time of the Merger shall constitute the "Articles" of the Surviving Corporation within the meaning of Section 23B.01.400(1) of the Washington Business Corporation Act and Section 104 of the Delaware General Corporation Law, except that Article I of the Articles of Incorporation of the Surviving Corporation is hereby amended in its entirety to read as follows:

                                   ARTICLE I

                                      Name

  The name of the corporation is Advanced Technology Laboratories, Inc.

                                   ARTICLE II

                  Appointment of Agent for Service of Process

  Pursuant to Section 252(d) of the Delaware General Corporation Law, the Surviving Corporation irrevocably appoints the Secretary of State of Delaware to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of any Constituent Corporation as well as for enforcement of any obligation of the Surviving Corporation arising from the merger. The Delaware Secretary of State shall mail a copy of such process to ATL Delaware Corporation, Attn.: Legal Department, 22100 Bothell Everett Highway, P.O. Box 3003, Bothell, WA 98041-3003

                                  ARTICLE III

                              Conversion of Shares

  3.1 ATL Delaware Shares. At the Effective Time of the Merger each outstanding share of the common stock of ATL Delaware shall by operation of the Merger and without any action by the shareholders automatically convert to one share of the Surviving Corporation. It will not be necessary for shareholders of ATL Delaware to exchange their existing stock certificates for stock certificates of the Surviving Corporation.

  3.2 Stock Options. At the Effective Time of the Merger, the Surviving Corporation shall automatically assume all of the obligations under any and all of ATL Delaware's outstanding option agreements to acquire common stock of ATL Delaware, and the outstanding and unexercised portions of all such stock options and rights to purchase ATL Delaware common stock thereunder shall become options or rights to purchase an identical number of shares of the Surviving Corporation's common stock, all upon the same terms and conditions as in effect at the Effective Time.

  3.3 Surviving Corporation Shares. At the Effective Time of the Merger each outstanding share of the common stock of the Surviving Corporation shall by operation of the Merger and without any action by the shareholders be automatically canceled and returned to the status of authorized but unissued shares.

  3.4 Share Purchase Rights. Each share purchase right issued under the Amended and Restated Rights Agreement dates as of June 26, 1992, between ATL Delaware and First Chicago Trust Company of New York, as Rights Agent ("Rights Agreement"), and which has not been exercised or redeemed immediately prior to the Effective Time, shall, by operation of the Merger and without any action on the part of the holder thereof, be converted into and become a share purchase right exercisable upon the same terms and subject to the same conditions as set forth in the Rights Agreement as though the Rights Agreement were entered into by the Surviving Corporation in all respects in lieu of ATL Delaware. The Surviving Corporation hereby assumes all obligations of ATL Delaware under the Rights Agreement, including the share purchase rights issued thereunder, and all such obligations may be enforced against the Surviving Corporation as if the Rights Agreement had been contracted by the Surviving Corporation and such share purchase rights had been issued by the Surviving Corporation.

  3.5 Other Employee Benefit Plans. As of the Effective Time, the Surviving Corporation hereby assumes all obligations under any and all employee benefit plans of ATL Delaware in effect as of the Effective Time or with respect to which employee rights accrued benefits are outstanding as of the Effective Time.

                                   ARTICLE IV

                                     Bylaws

  The Bylaws of the Surviving Corporation shall be the governing Bylaws.

                                   ARTICLE V

                             Directors and Officers

  The directors and officers of ATL Delaware shall be the directors and officers of the Surviving Corporation.

                                   ARTICLE VI

                              Effect of the Merger

  The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger: the separate existence of ATL Delaware shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as a private nature, of all of the Constituent Corporations; all obligations belonging to or due any of the Constituent Corporations shall be vested in and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against any of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

  If at any time after the Effective Time of the Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments, and assurances of law or any other things are necessary or desirable to vest, perfect, confirm, or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporations last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments, and assurances of law, and do all things necessary or proper to vest, perfect, or confirm title to such property, rights privileges, powers, and title to such property, rights, privileges, powers, and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

                                  ARTICLE VII

                          Effective Time of the Merger

  As used in this Agreement, the "Effective Time of the Merger" shall mean the time at which executed counterparts of this Agreement or conformed copies thereof, together with duly executed Certificates or Articles of Merger have been duly filed by the Constituent Corporations in the office of the Washington Secretary of State pursuant to Section 23B.11.050 of the Washington Business Corporation Act and the Office of the Delaware Secretary of State pursuant to
Section 252 of the Delaware General Corporation Law or at such time thereafter as is provided in such Certificate or Articles of Merger.

                                  ARTICLE VIII

                           Termination and Amendment

  8.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, prior to the Effective Time of the Merger, either party to this Agreement may withdraw from this Agreement and may abandon the Merger:

    (a) Upon written notice to the other party hereto; or

    (b) If the holders of the outstanding shares of common stock of ATL Delaware or the Surviving Corporation shall not vote in favor of the Merger by at least the number of votes required by RCW 23B.11.030 or (S)251 of the Delaware General Corporation Law; or

    (c) If there exists a suit, action or other proceeding commenced, pending or threatened against the Constituent Corporations, before any court or other governmental agency or federal or state government, in which it is sought to restrain, prohibit or otherwise adversely affect the consummation of the Merger.

  8.2 Amendment. Anything contained in this Agreement notwithstanding, this Agreement may be amended or modified in writing at any time prior to the Effective Time of the Merger; provided that, an amendment made subsequent to the adoption of this Agreement by the shareholders of the parties shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of the Constituent Corporations, (2) alter or change the terms of the Articles of Incorporation of the Surviving Corporation or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of shares of any class or series thereof of the Constituent Corporations; provided however, the Constituent Corporations may by agreement in writing extend the time for performance of, or waive compliance with, the conditions or agreements set forth herein.

  8.3 Board Action. In exercising their rights under this Article VIII, each of the Constituent Corporations may act by its Board of Directors, and such rights may be exercised, notwithstanding the prior approval of the Agreement by the shareholders of the Constituent Corporations.

                                   ARTICLE IX

                          No Third Party Beneficiaries

  Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement.

  In Witness Whereof, the parties hereto have caused this Plan and Agreement of Merger to be executed as of the date first above written.

                                          Advanced Technology Laboratories,
                                           Inc.
                                          A Delaware Corporation

                                          By __________________________________
                                                 Dennis C. Fill, Chairman

ATTEST:

- ------------------------------------------
       W. Brinton Yorks, Secretary

                                          ATLI Washington Corporation

                                          By __________________________________
                                                Dennis C. Fill, Chairman

ATTEST:

- ------------------------------------------
       W. Brinton Yorks, Secretary

                                                                       EXHIBIT B

                           ARTICLES OF INCORPORATION
                                       OF
                          ATLI WASHINGTON CORPORATION

                                   ARTICLE I

                                      Name

The name of the corporation (the "Corporation") is ATLI WASHINGTON CORPORATION

                                   ARTICLE II

                          Registered Office and Agent

  The address of the Corporation's registered office in the State of Washington is 520 Pike Street, 26th Floor, Seattle, Washington 98101. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                     Shares

3.1 AUTHORIZED CAPITAL

  The total number of shares of stock which the Corporation shall have authority to issue is 56,000,000 shares, of which 50,000,000 shares shall be shares of Common Stock, par value $0.01 per share ("Common Stock"), and 6,000,000 shares shall be shares of Preferred Stock, with the par value of $25.00 per share ("Preferred Stock"). Unless otherwise provided for pursuant to the authority granted in Section 3.2, no shareholder of the Corporation shall have any preemptive right to acquire additional shares of stock or securities convertible into shares of stock of the Corporation.

3.2. PROVISIONS RELATING TO PREFERRED STOCK

  The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Washington, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof.

  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    (i) the number of shares constituting that series and the distinctive designation of that series;

    (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

    (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

    (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

    (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

    (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

    (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

    (viii) any other relative rights, preferences and limitations of that series.

3.3. PROVISIONS RELATING TO COMMON STOCK

  (i) Subject to the provisions of Section 3.2 of this Article III, holders of Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors in its discretion from any assets legally available for the payment of dividends.

  (ii) In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after distribution to the holders of all shares of Preferred Stock which shall be entitled to a preference over the holders of Common Stock of the full preferential amounts to which the holders of Preferred Stock are entitled, the holders of Common Stock shall be entitled to share ratably in the distribution of the assets of the Corporation or the proceeds thereof.

  (iii) Except as herein otherwise expressly provided and as otherwise required by law, all shares of Common Stock shall have equal voting rights and the holders of such shares shall have one vote, in person or by proxy, for each share thereof held.

                                   ARTICLE IV

                        Special Meeting of Shareholders

  Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation may be called only by holders of two-thirds or more of the voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), by the Corporation's Chairman of the Board, by its President or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the Bylaws of the Corporation.

                                   ARTICLE V

                        Limitation of Director Liability

5.1 LIMITATION OF LIABILITY

  To the fullest extent permitted by the Washington Business Corporation Act (the "Act"), as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for conduct as a director. Any amendments to or repeal of this Article V shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

5.2 RESTRICTION ON AMENDMENT

  In addition to any requirements of law and any other provisions herein or in the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation (and not withstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of two-thirds or more of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article V.

                                   ARTICLE VI

          Indemnifcation of Directors, Officers, Employees and Agents

  1. The Corporation shall have the following powers:

    (a) The Corporation may indemnify and hold harmless to the fullest extent not prohibited by applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of that fact that he or she is or was a director, officer, employee or agent of the Corporation or, being or having been such a director, officer, employee or agent of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of his or her heirs and personal representatives.

    (b) The Corporation may pay expenses incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under this Article VI or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

    (c) The Corporation may enter into contracts with any person who is or was a director, officer, employee and agent of the Corporation in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest in property of the Corporation, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VI.

    (d) If the Act is amended in the future to expand or increase the power of the Corporation to indemnify, to pay expenses in advance of final disposition, to enter into contracts, or to expend or increase any similar or related power, then, without any further requirement of action by the shareholders or directors of the Corporation, the powers described in this
  Article VI shall be expanded and increased to the fullest extent permitted by the Act, as so amended.

    (e) No indemnification shall be provided under this Article VI to any such person if the Corporation is prohibited by the nonexclusive provisions of the Act or other applicable law as then in effect from paying such indemnification. For example, no indemnification shall be provided to any director in respect of any proceeding, whether or not involving action in his or her official capacity, in which he or she shall have been finally adjudged to be liable on the basis of intentional misconduct or knowing violation of law by the director, or from conduct of the director in violation of Section 23B.08.310 of the Act, or that the director personally received a benefit in money, property or services to which the director was not legally entitled.

  2. The Corporation shall indemnify and hold harmless any person who is or was a director or officer of the Corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the Corporation is empowered.

  3. The Corporation may, by action of its Board of Directors from time to time, indemnify and hold harmless any person who is or was an employee or agent of the Corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the Corporation is empowered, or to a lesser extent which the Board of Directors may determine.

  4. The rights to indemnification and payment of expenses in advance of final disposition of a proceeding conferred by or pursuant to this Article VI shall be contract rights.

  5. A director, officer, employee or agent ("claimant") shall be presumed to be entitled to indemnification and/or payment of expenses under this Article VI upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the undertaking in subsection 1(b) above has been delivered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.

  If a claim under this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its board of directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the Corporation (including its board of directors, its shareholders or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

  6. The right to indemnification and payment of expenses in advance of final disposition of a proceeding conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

  7. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or trustee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

  8. Any repeal or modification of this Article VI shall not adversely affect any right of any person existing at the time of such repeal or modification.

  9. If any provision of this Article VI or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this
Article VI, or the application of such provision to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

  10. For the purposes of this Article VI, "applicable law" shall at all times be construed as the applicable law in effect at the date indemnification may be sought, or the law in effect at the date of the action, omission or other event giving rise to the situation for which indemnification may be sought, whichever is selected by the person seeking indemnification. As of the date hereof, applicable law shall include Section 23B.08.500 through .600 of the Act.

                                  ARTICLE VII

                             Directors and Officers

7.1 NUMBER OF DIRECTORS

  The number of directors of the Corporation shall be specified in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws. The officers of the Corporation shall be appointed in such manner as described in the Bylaws.

7.2 ELECTION OF DIRECTORS

  Unless otherwise provided for pursuant to the authority granted in Section
3.2 of Article III hereof, shareholders of the Corporation shall not have the right to cumulative votes in the election of directors.

                                  ARTICLE VIII

                Mergers, Share Exchanges and other Transactions

  Except as otherwise expressly provided in these Articles of Incorporation, a merger, share exchange, sale of substantially all of the Corporation's assets other than in the regular course of business, or dissolution must be approved by the affirmative vote of a majority of the Corporation's outstanding shares entitled to vote, or if separate voting by voting groups is required, then by not less than a majority of all the votes entitled to be cast by that voting group.

                                   ARTICLE IX

                    Corporation's Acquisition of own Shares

  The Corporation may purchase, redeem receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose pledge, use and otherwise deal with and in its own shares. As a specific modification of
Section 23B.06.310 of the Act, pursuant to the authority in Section 23B.02.020(5)(c) of the Act to include provisions related to the management of the business and the regulation of the affairs of the Corporation, shares of the Corporation's stock acquired by it shall be considered "Treasury Stock" and so held by the Corporation. The shares so acquired by the Corporation shall not be considered as authorized but unissued but rather authorized, issued and held by the Corporation but not outstanding. The shares so acquired shall not be regarded as canceled or as a reduction to the authorized capital of the Corporation unless specifically so designated by the Board of Directors in an amendment to these Articles of Incorporation. The provisions of this Article IX do not alter or affect the status of the Corporation's acquisition of its shares as a "distribution" by the Corporation as defined in Section 23B.01.400(6) of the Act nor alter or affect the limitations of distributions by the Corporation set forth in Section 23B.06.400 of the Act. Any shares so acquired the Corporation, unless specifically designated by the Board of Directors, at the time of acquisition, shall be considered on subsequent disposition as transferred rather than reissued. Nothing in this Article XI limits or restricts the right of the Corporation to resell or otherwise dispose of any of its shares previously acquired for such consideration and according to such procedures as established by the Board of Directors.

                                   ARTICLE X

                                 Incorporation

  The name and address of the incorporator are: W. Brinton Yorks, Jr., 22100 Bothell Everett Highway, Bothell, Washington 98041-3003.

                     ADVANCED TECHNOLOGY LABORATORIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  P The undersigned appoints DENNIS C. FILL, KIRBY L. CRAMER and HARRY WOOLF, Ph.D., or any one of them, Proxies with full power of substitution, to vote the shares of Advanced Technology Laboratories, Inc. which the undersigned is entitled to vote at the Annual General Meeting of
  R Shareholders of Advanced Technology Laboratories, Inc., to be held on Wednesday, May 10, 1995, at 9:30 a.m. at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington, and at any adjournment thereof, on the matters set forth on the reverse side.
  O

       THE MATTERS TO BE VOTED UPON, THE INSTRUCTIONS AND A SPACE FOR YOUR
       VOTE AND SIGNATURE ARE SET FORTH ON THE REVERSE SIDE.
  X
       If this Proxy relates to shares held for the undersigned in the Advanced Technology Laboratories, Inc. Incentive Savings and Stock Ownership Plan or the SpaceLabs Medical, Inc. Incentive Savings and Stock Ownership
  Y Plan, then when properly executed, it shall constitute instructions to the plan's trustees to vote in the manner directed herein.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES
(SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES
CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.    ---------------
                                                                 | SEE REVERSE |
                                                                 |     SIDE    |
                                                                 ---------------


________________________________________________________________________________


  -----   Please mark your                                            |
  | X |   votes as in this                                            |
  -----   example                                                     |
                                                                       --------

THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S); IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

- --------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4:
- --------------------------------------------------------------------------------

                           FOR    WITHHELD
                          -----     -----
1. Election of Directors  |   |     |   |
                          -----     -----

For, except vote withheld from the following nominee(s):


- --------------------------------------------------------

Nominees: Kirby L. Cramer, Harvey Felgenbaum, Dennis C. Fill, Eugene A. Larson,
          John R. Miller, Philip N. Nudelman, David M. Perozek, Edward Ray and Harry Woolf.

                                                FOR     AGAINST    ABSTAIN
2. REINCORPORATION IN STATE OF WASHINGTON.     -----     -----      -----
   Approve a change in the Corporation's       |   |     |   |      |   |
   state of incorporation from Delaware to     -----     -----      -----
   Washington by way of a merger into a
   wholly-owned Washington subsidiary.


3. AMENDMENT TO NONEMPL0YEE DIRECTOR STOCK     -----     -----      -----
   OPTION PLAN. Approve an amendment to        |   |     |   |      |   |
   increase the annual option grant to 5,000   -----     -----      -----
   shares.

4. RATIFICATION OF AUDITORS. Ratification      -----     -----      -----
   of the appointment of KPMG Peat Marwick     |   |     |   |      |   |
   as independent auditors for the year        -----     -----      -----
   ending December 31, 1995.



SIGNATURE(S) _______________________________________DATE ______________________
Please date and sign your name(s) exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. Second signature if stock jointly held.

                     ADVANCED TECHNOLOGY LABORATORIES, INC.

                AMENDED NONEMPLOYEE DIRECTORS STOCK OPTION PLAN


                              ARTICLE I  PURPOSES

     The purposes of the Advanced Technology Laboratories, Inc. Stock Option Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of Advanced Technology Laboratories, Inc. (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

                     ARTICLE II  SHARES SUBJECT TO THE PLAN

     Subject to adjustment in accordance with Article VI hereof, the total number of shares of the Corporation's common stock, $.0l par value per share (the "Common Stock"), for which options may be granted under the Plan is 50,000 (the "Shares"). The Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

                    ARTICLE III  ADMINISTRATION OF THE PLAN

     The administrator of the Plan (the "Plan Administrator") shall be the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

                     ARTICLE IV  PARTICIPATION IN THE PLAN

     Each member of the Board elected or appointed who is not otherwise an employee of the Corporation or any parent or subsidiary corporation (an "Eligible Director") shall automatically receive the grant of an option to purchase 5,000 Shares on the first day of July in each year that the Eligible Director serves.

                            ARTICLE V  OPTION TERMS

     Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

 1.   Option Agreement

      Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.    Option Exercise Price

     The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall be the average of the high and low sales prices at which the Common Stock was sold on such date as reported by the NASDAQ National Market System on such date or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded.

3.    Vesting and Exercisability

     An option shall become fully vested and become nonforfeitable on July 1 of the year following the year in which the option was granted if the optionee has continued to serve as a Director until such date.

4.    Time and Manner of Exercise of Option

     Each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 Shares (or the remaining Shares then purchasable under the option, if less than 100 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

     Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check or (ii) in shares of Common Stock already owned for at least three (3) months by the person exercising the option, valued at fair market value at the time of such exercise.

5.    Term of Options

     Each option shall expire five (5) years from the date of the granting thereof, but shall be subject to earlier termination as follows:

          (a) In the event that an optionee ceases to be a director of the Corporation for any reason other than the death of the optionee, the options granted to such optionee may be exercised by him or her only within one (1) year after the date such optionee ceases to be a director of the Corporation.

          (b) In the event of the death of an optionee, whether during the optionee's service as a director or during the one (1) year period referred to in Section 5 (a), the options granted to such optionee shall be exercisable, and such options shall expire unless exercised within one (1) year after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

6.   Transferability

     During an optionee's lifetime, an option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5(b)). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

7.    Participant's or Successor's Rights as Stockholder

     Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the

Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

8.    Limitation as to Directorship

     Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express on implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

9.    Regulatory Approval and Compliance

     The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                        ARTICLE VI  CAPITAL ADJUSTMENTS

The aggregate number and class of Shares for which options may be granted under the Plan, the number and class of Shares covered by each automatic grant and each outstanding option and the exercise price per Share thereof (but not the total price) shall all be proportionately adjusted for any stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, split-ups, split-offs, spinoffs, or other similar changes in capitalization. Upon the effective date of a dissolution or liquidation of the Corporation with one or more corporations which results in more than eighty percent of the outstanding voting shares of the Corporation being owned by one or more affiliated corporations or other affiliated entities, or of a transfer of all or substantially all the assets or more than eighty percent of the then outstanding shares of the Corporation to another corporation or other entity, this Plan and all options granted hereunder shall terminate. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of stock, each optionee shall be entitled, for a period of twenty days prior to the effective date of such transaction, to purchase the full number of shares under his or her option which he or she is otherwise would have been entitled to purchase during the remaining term of such option.

     Adjustments under this Article IV shall be made by the Plan Administrator, whose determination shall be final. In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.

                       ARTICLE VII  EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.

             ARTICLE VIII  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective on May 5, 1993. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation's stockholders, but such termination shall not affect the then-outstanding terms of any options.

               ARTICLE IX  TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no amendment may be made more than once every six (6) months that would change the amount, price, timing or vesting of the options, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would

           (a) materially increase the number of Shares that may be issued under the Plan,

           (b) materially modify the requirements as to eligibility for participation in the Plan, or

           (c) otherwise materially increase the benefits accruing to participants under the Plan shall be made without the approval of the Corporation's stockholders.

                    ARTICLE X  COMPLIANCE WITH RULE 16b-3

     It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of the Corporation and having such other plans be exempt from Section 16 (b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

     Adopted by the Corporation's Board of Directors on February 26, 1993 and approved by the Corporation's stockholders and effective on May 5, 1993. Amended and approved by the Corporation's Directors and Stockholders effective on May 10, 1995.